NON-COMPETITION AGREEMENT

This Non-Competition Agreement dated March 16, 2023 (the “Non-Competition Agreement”) is by and among RCI Hospitality Holdings, Inc., a Texas corporation (“RCI Hospitality”), BD Hospitality Acquisition, Inc., a Texas corporation (“BD Hospitality”), RCI Holdings, Inc., a Texas corporation (“RCI Holdings”), and Duncan Burch, an individual (“Burch”).

    W I T N E S S E T H:

WHEREAS, Burch and RCI Holdings, Inc. (a subsidiary of RCI Hospitality) have entered into a Purchase and Sale Agreement (the “Real Estate Agreement”) pursuant to which Burch will sell by Special Warranty Deed to RCI Holdings five parcels of real property located at: (a) 3601 Highway 157, Ft. Worth, Tarrant County, Texas 75236; (b) 2711 Majesty Arlington, Tarrant County, Texas 76011; (c) 6440 Southwest Freeway, Houston Harris County, Texas 77074; (d) 10723 Composite Drive, Dallas, Dallas County, Texas 77220; and (e) 10250 Shady Trail, Dallas, Dallas County, Texas 77220 (collectively, the “Real Property”);
WHEREAS, wholly-owned subsidiaries of BD Hospitality, including ST Dining Services, Inc., a Texas corporation (“ST Dining”), RCI Dining Services (Euless), Inc., a Texas corporation (“RCI Dining Euless”), RCI Dining Services (Southwest Freeway), Inc., a Texas corporation (“RCI Dining SWF”), RCI Dining Services (Composite), Inc., a Texas corporation (“RCI Dining Composite”), RCI Dining Services (Majesty), Inc., a Texas corporation (“RCI Dining Majesty,” and collectively with ST Dining, RCI Dining Euless, RCI Dining SWF and RCI Dining Composite, the “Club Operators”), will as tenants of RCI Holdings operate sexually oriented adult cabarets featuring erotic female striptease entertainment at the locations of the five parcels of Real Property (collectively, the “Clubs”); and
WHEREAS, RCI Holdings and BD Hospitality are each a subsidiary of RCI Hospitality; and
WHEREAS, RCI Hospitality and RCI Holdings require that Burch enter into this Non-Competition Agreement as a condition to closing the transactions contemplated by the Real Estate Agreement, and to induce RCI Holdings to enter into such Real Estate Agreement and to complete such transaction, Burch has agreed to enter into this Non-Competition Agreement; and
NOW, THEREFORE, in consideration of the premises, the closing of the Real Estate Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Covenants.     For a period of 5 years from the date of execution hereof (such 5-year period being referred to herein as the “Restricted Period”), Burch will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, investor, owner or in any other individual or representative capacity, whether for compensation or not:

(a)    Compete, either directly or indirectly, with RCI Hospitality, RCI Holdings, BD Hospitality, any of the Club Operators or any of the Clubs or any of their subsidiaries, parents or affiliates (collectively, the “BD Hospitality Parties”), by owning, or having any rights of conversion to own, or share in the earnings of, carry on, manage, operate, control, consult, be engaged in, render services to or solicit customers for any business engaged in the operation of an establishment featuring live female nude or semi-nude adult entertainment operated as a sexually oriented business within a 50 mile radius of each of the Clubs (the “Prohibited Area”); provided, however, that the following locations are excluded from the Prohibited Area: (i) 10901 Stemmons Freeway, Dallas, Texas; (ii) the Cowboys Red River site/parking site located at 10410 Technology Blvd., Dallas, Dallas County, Texas, and (iii) 2535 Manana Road, Dallas, Dallas County, Texas ; or
(b)    Solicit or induce, or attempt to solicit or induce, from any of the BD Hospitality Parties, any employee, independent contractor, or agent or consultant of any of the BD Hospitality Parties to leave his or her employment or terminate his or her agreement or relationship with any of the BD Hospitality Parties and go to work in the operation of an establishment featuring live female nude or semi-nude adult entertainment operated as a sexually oriented business for Burch or any entity Burch owns (beneficially or directly), or has any rights of conversion to own, or share in the earnings of, carry on, manage, operate, control, consult, be engaged in, or render services to.

Provided that notwithstanding anything herein to the contrary, the Covenant Not to Compete as contained in this Agreement shall terminate earlier than the Five Year Restricted Period, and terminate immediately, upon the breach by RCI Holdings or RCI Hospitality of any agreement of RCI Holdings or RCI Hospitality with Burch (including any Note between any of said parties, any guaranty of RCI Holdings or RCI Hospitality to Burch or any third party related to the BD Hospitality Parties) the breach of agreement, Note or indemnification by any of the BD Hospitality Parties to any third party.

    2.    Burch’s Acknowledgments and Agreements. Burch acknowledges and agrees that:

(a)    He has received good and valuable consideration pursuant to and in connection with the transactions contemplated by the Real Estate Agreement, and that his receipt of such consideration constitutes valid consideration to him for his entry into this Non-Competition Agreement;

(b)    Due to the nature of the BD Hospitality Parties’ business, the foregoing covenants place no greater restraint upon Burch than is reasonably necessary to protect the business and goodwill of the BD Hospitality Parties;

(c)    These covenants protect a legitimate interest of the BD Hospitality Parties and do not serve solely to limit the future competition of the BD Hospitality Parties;

(d)    This Non-Competition Agreement is not an invalid or unreasonable restraint of trade;

(e)    A breach of these covenants by Burch would cause irreparable damage to the BD Hospitality Parties;

(f)    These covenants will not preclude Burch from obtaining reasonable business relationships or becoming gainfully employed following the closing of the Real Estate Agreement;

(g)    These covenants are reasonable in scope and are reasonably necessary to protect the business and goodwill and valuable and extensive trade which the BD Hospitality Parties have established through their own expense and effort;

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(h)    The signing of this Non-Competition Agreement is necessary as part of the consummation of the transactions contemplated by the Real Estate Agreement previously discussed; and

(i)    Burch has carefully read and considered all provisions of this Non-Competition Agreement and that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of the BD Hospitality Parties.

3.    Remedies, Injunction. In the event of Burch’s actual breach of any provisions of this Non-Competition Agreement, Burch agrees that any of the BD Hospitality Parties shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction restraining and enjoining Burch from violating the provisions herein. Nothing in this Non-Competition Agreement shall be construed to prohibit any of the BD Hospitality Parties from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Burch. Burch further agrees that, for the purpose of any such injunction proceeding, it shall be presumed that the BD Hospitality Parties’ legal remedies would be inadequate and that the BD Hospitality Parties would suffer irreparable harm as a result of Burch’s violation of the provisions of this Non-Competition Agreement.

    4.    Severability. In the event that any of the provisions of this Non-Competition Agreement are held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Non-Competition Agreement. In the event that any provision relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period or the applicable scope of the restriction. Burch further agrees that such covenants and/or any portion thereof are severable, separate, and independent, and should any specific restriction or the application thereof, to any person, firm, corporation, or situation be held to be invalid, that holding shall not affect the remainder of such provisions or covenants.

    5.     Third Party Beneficiaries. As tenants of RCI Holdings, the Club Operators are third-party beneficiaries of the agreements under this Non-Competition Agreement.

6.    General Provisions.

(a)Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, or electronic mail, provided that any notice sent by electronic mail must include a reference to this Section 6(a) to be effective, addressed as follows, or to such other address as such party may notify to the other parties in writing:

(i)    If to Burch:            Duncan Burch
                        Attn: Charles J. Quaid
                    c/o Quaid Farish, LLC.
                    8150 N. Central Exp., Ste 600
                    Dallas, Texas 75206
Email: cquaid@quaidfarish.com

    with a copy to:            Charles J. Quaid
                    Quaid Farish, LLC.
                    8150 N. Central Exp., Ste 600

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                    Dallas, Texas 75206
                    Email: cquaid@quaidfarish.com

(ii)    If to RCI Holdings:        RCI Holdings, Inc.
                    Attn: Eric Langan, President
                    10737 Cutten Road
                    Houston, Texas 77066

     with a copy to:                    Robert D. Axelrod
                        Axelrod & Smith
                        1502 Augusta, Suite 320
                        Houston, Texas 77057

(iii)    If to RCI Hospitality:        RCI Hospitality Holdings, Inc.
                    Attn: Eric Langan, President
                    10737 Cutten Road
                    Houston, Texas 77066

     with a copy to:                    Robert D. Axelrod
                        Axelrod & Smith
                        1502 Augusta, Suite 320
                        Houston, Texas 77057

(iv)    If to BD Hospitality:        BD Hospitality Acquisition, Inc.
                    Attn: Eric Langan, President
                    10737 Cutten Road
                    Houston, Texas 77066

     with a copy to:                    Robert D. Axelrod
                        Axelrod & Smith
                        1502 Augusta, Suite 320
                        Houston, Texas 77057

A notice or communication will be effective (i) if delivered in Person, by electronic mail, or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, 3 business days after dispatch. In the event either party delivers a notice by electronic mail, such party agrees to deposit the original notice in a post office, branch office post office, or mail depository maintained by the U.S. Postal Service postage prepaid and addressed as set forth above.

(b)    Law Governing Non-Competition Agreement and Venue. This Non-Competition Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws. In any action between or among any of the parties, whether arising out of this Non-Competition Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Dallas County, Texas.

(c)    Contract Terms to be Exclusive. This Non-Competition Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties with respect to Burch’s agreement not to compete with any of the BD Hospitality Parties.

(d)    Waiver or Modification Ineffective Unless in Writing. It is further agreed that no waiver or modification of this Non-Competition Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by each of the

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parties hereto and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding or litigation between the parties hereto arising out of or affecting this Non-Competition Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed by each of the parties hereto.

(e)    Assignment. The rights and benefits of the BD Hospitality Parties under this Non-Competition Agreement shall inure to the benefit of and be binding upon the successors and assigns of the BD Hospitality Parties. The rights of Burch hereunder are personal and nontransferable except that the rights and benefits hereof shall inure to the benefit of the heirs, executors, and legal representatives of Burch.

(f)    Binding Effect. Except as otherwise provided herein, this Non-Competition Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(g)    Execution. This Non-Competition Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have executed this Non-Competition Agreement to become effective as of the date first set forth above.

    RCI HOLDINGS, INC.

                        By:    /s/ Eric Langan_______________________
                            Eric Langan, President

    RCI HOSPITALITY HOLDINGS, INC.

                        By:    /s/ Eric Langan_______________________
                            Eric Langan, President

    BD HOSPITALITY ACQUISITION, INC.

                        By:    /s/ Eric Langan_______________________
                            Eric Langan, President

                        __/s/ Duncan Burch________________________
                 DUNCAN BURCH, Individually

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